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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


      Date of Earliest Event Reported:  September 29, 1995


                 MASSACHUSETTS ELECTRIC COMPANY

       (exact name of registrant as specified in charter)


Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
_____________________

     On September 29, 1995, the Massachusetts Department of Public Utilities approved an approximately $31 million (or 2.1 percent) rate increase for Massachusetts Electric Company, a subsidiary of New England Electric System. Massachusetts Electric Company had originally filed for a $62 million increase.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MASSACHUSETTS ELECTRIC COMPANY


                                    s/Michael E. Jesanis
                                 By _________________________
                                    Michael E. Jesanis,
                                    Treasurer


Date:  October 3, 1995